UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant	[X]
Filed by a Party other than Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement.
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[X]	Soliciting Material Pursuant to Rule 14a-12.

CHARMING SHOPPES, INC.
 (Name of registration as specified in its charter)

Payment of Filing Fee (Check the appropriate box)
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

PROXY COMMUNICATION STATEMENT:

On March 13, 2008, Charming Shoppes, Inc. filed a preliminary proxy statement in connection with its 2008 Annual Meeting of Shareholders.  Prior to the annual meeting, Charming Shoppes will furnish a definitive proxy statement to its shareholders, together with a GOLD proxy card.  Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information.  Shareholders may obtain Charming Shoppes’ preliminary proxy statement, any amendments or supplements to the proxy statement and other documents filed by Charming Shoppes with the Securities and Exchange Commission for free at the Securities and Exchange Commission’s website at http://www.sec.gov.  Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at Charming Shoppes’ website at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-sec.  In addition, copies of Charming Shoppes’ proxy materials may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at 1-800-322-2885 or via email at proxy@mackenziepartners.com.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ preliminary proxy statement filed with the Securities and Exchange Commission on March 13, 2008.

FOR IMMEDIATE RELEASE

CHARMING SHOPPES, INC. ANNOUNCES DATE FOR
2008 ANNUAL MEETING OF SHAREHOLDERS

BENSALEM, PA, March 13, 2008 – Charming Shoppes, Inc. (Nasdaq: CHRS), a leading multi-brand, multi-channel specialty apparel retailer specializing in women’s plus-size apparel, announced today that its 2008 Annual Meeting of Shareholders will be held on Thursday, May 8, 2008.  Shareholders of record at the close of business on March 28, 2008 are entitled to notice of, and to attend and vote at, the Annual Meeting.

Charming Shoppes also noted that it has filed with the U.S. Securities and Exchange Commission (“SEC”) preliminary proxy materials in connection with the Annual Meeting.  A copy of the preliminary proxy materials is available free of charge on the Company’s website at:  http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-sec or on the SEC’s website at www.sec.gov.

About Charming Shoppes, Inc.

Charming Shoppes, Inc. operates 2,410 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET®, PETITE SOPHISTICATE® and PETITE SOPHISTICATE OUTLET®.  Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders: Lane Bryant Woman, Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi’s.   Please visit www.charmingshoppes.com  for additional information about Charming Shoppes, Inc.

Additional Information

On March 13, 2008, Charming Shoppes, Inc. filed a preliminary proxy statement in connection with its 2008 Annual Meeting of Shareholders.  Prior to the annual meeting, Charming Shoppes will furnish a definitive proxy statement to its shareholders, together with a GOLD proxy card.  Charming Shoppes’ shareholders are strongly advised to read Charming Shoppes’ proxy statement as it contains important information.  Shareholders may obtain Charming Shoppes’ preliminary proxy statement, any amendments or supplements to the proxy statement and other documents filed by Charming Shoppes with the Securities and Exchange Commission for free at the Securities and Exchange Commission’s website at http://www.sec.gov.  Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at Charming Shoppes’ website at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-sec.  In addition, copies of Charming Shoppes’ proxy materials may be requested by contacting the Company’s proxy solicitor, MacKenzie Partners, Inc. at 1-800-322-2885 or via email at proxy@mackenziepartners.com.  Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Charming Shoppes’ shareholders is available in Charming Shoppes’ preliminary proxy statement filed with the Securities and Exchange Commission on March 13, 2008.

Contacts:
Investor and Analyst:
Gayle M. Coolick
Director of Investor Relations
(215) 638-6955

Dan Burch / Jeannie Carr
MacKenzie Partners, Inc.
(212) 929-5500

Media:
Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449